Exhibit 99.1

[Raytheon logo here]

Media Relations

News release

FOR IMMEDIATE RELEASE

Contact:

James Fetig

781-860-2386

Raytheon Company Announces Offer to Repurchase up to $1.24 Billion of Debt for Cash

WALTHAM, MA., December 2, 2003 – Raytheon Company (NYSE: RTN) (the “Company”) announced today that it intends to offer to repurchase for cash up to $1.24 billion in principal amount of two of its outstanding debt issues. The offer is for any and all of the outstanding 6.30% Notes due 2005 (the “6.30% Notes”), and the outstanding 8.20% Notes due 2006 (the “8.20% Notes”), collectively the “Securities.”

Each offer will commence at 9:00 a.m. on Tuesday, December 2, 2003, and expire at 5:00 p.m., New York City time, on Tuesday, December 9, 2003, unless extended or earlier terminated. Holders of the Securities wishing to tender may do so at anytime between 9:00 a.m. and 5:00 p.m., New York City time, on any New York Stock Exchange trading day during the period in which the offers are open. A tender of Securities pursuant to the offers becomes irrevocable by the tendering holder at the time of tender. Each offer is independent of the other and is not contingent upon the tender of any minimum principal amount of Securities. The Company reserves the right to terminate, withdraw or amend each of the offers at any time and from time to time, subject to applicable law.

The table below illustrates how the purchase price for each $1,000 principal amount of each Security tendered pursuant to the applicable offer will be determined. The purchase price will be determined in the manner described in the Offer to Repurchase dated December 2, 2003 by reference to the applicable fixed spread over the bid side yield to maturity of the applicable U.S. Treasury Security (the “Referenced Security”) at the time of tender, plus an amount equal to accrued and unpaid interest to but excluding the date of payment of the purchase price.

CUSIP Number	Aggregate Principal Amount Outstanding	Series Of Notes	U.S. Treasury Reference Security	Bloomberg Reference Source	Fixed Spread
755111 AK 7	$439,015,000	6.30% Notes due March 15, 2005	1.625% due March 31, 2005	BBT4	0.35%

755111 BG 5	$800,000,000	8.20% Notes due March 1, 2006	5.625% due February 15, 2006	BBT5	0.50%

The Company intends to finance the purchase of the Securities pursuant to the offers with cash on hand, borrowings under certain credit facilities or the proceeds of an offering of debt.

The terms and conditions of the offers are more fully described in the Offer to Repurchase dated December 2, 2003. Banc of America Securities LLC, Citigroup Global Markets Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, and UBS Securities LLC are the Dealer Managers for the offers. Settlement of the offers will occur on the third New York City business day following the date of tender of the applicable Securities. The 6.30% Notes shall be repurchased only through Morgan Stanley & Co. Incorporated. The 8.20% Notes shall be repurchased only through Credit Suisse First Boston LLC.

Questions concerning the terms of the tender offers may be directed to any of the Dealer Managers: Banc of America Securities LLC at 866-475-9886; Citigroup Global Markets Inc. at 800-558-3745; Credit Suisse First Boston LLC at 800-820-1653; J.P. Morgan Securities Inc. at 866-834-4077; Morgan Stanley & Co. Incorporated at 800-624-1808; and UBS Securities LLC at 888-722-9555 x 4210. Questions concerning the procedures for tendering Securities or requests for the Offer to Repurchase documents may be directed to Morrow & Co., Inc., the Information Agent, at 800-654-2468 or 212-754-8000.

Raytheon Company is an industry leader in defense, government and commercial electronics, space, information technology, technical services, and business and special mission aircraft. With headquarters in Lexington, Mass., Raytheon employs more than 76,000 people worldwide.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Securities. The offers are made only by an Offer to Repurchase dated December 2, 2003.

###

NOTE: The statements in this press release that are not historical statements, are considered forward-looking statements within the meaning of the federal securities laws. These statements are subject to risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the Company’s actual performance to be materially different from those expressed or implied by the statements. The Company expressly disclaims a duty to provide updates to forward-looking statements, and the estimates and assumptions associated with them, after the date of this press release to reflect the occurrence of subsequent events, changed circumstances or changes in the Company’s expectations. Further information regarding factors that could affect the Company’s forward-looking statements are reported in the Company’s 2002 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (www.sec.gov).

2